Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Number	Date Filed
S-8	333-228623	11/30/2018
S-3 S-8 S-8 S-3 S-3 S-8 S-3 S-3	333-217034 333-217846 333-214765 333-176607 333-161587 333-156371 333-155692 333-146463	3/30/2017 5/10/2017 11/22/2016 9/1/2011 8/27/2009 12/19/2008 11/25/2008 10/2/2007

of our report dated April 1, 2019, with respect to the consolidated financial statements of Altimmune, Inc., included in this Annual Report (Form 10-K) of Altimmune, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Baltimore, Maryland
April 1, 2019